First Horizon Corporation Reports Full Year 2024 Net Income Available to Common Shareholders (NIAC) of $738 Million or EPS of $1.36; Adjusted NIAC increased 5% to $843 Million or $1.55, driven by continued exemplary credit performance, increased fee income generation, and strong margin*

Fourth Quarter 2024 Net Income Available to Common Shareholders of $158 Million or EPS of $0.29;
$228 Million or $0.43 on an Adjusted Basis, up 2% from the prior quarter.*

MEMPHIS, TN (January 16, 2025) – First Horizon Corporation (NYSE: FHN or “First Horizon”) today reported full year 2024 net income available to common shareholders ("NIAC") of $738 million or earnings per share of $1.36, compared with full year 2023 NIAC of $865 million or earnings per share of $1.54. 2024 results were reduced by a net $105 million after-tax or $0.19 per share of notable items compared with a net benefit of $59 million or $0.11 per share in 2023.

“Our fourth quarter and full-year 2024 results reflect focused execution of our strategic priorities,” said Chairman, President and Chief Executive Officer Bryan Jordan. “Strong client relationships and our attractive business mix positioned us to deliver earnings through a complex interest rate cycle. We successfully grew the business in 2024, driven by a strong net interest margin, improved counter-cyclical revenues, and declining net charge-offs. In the fourth quarter 2024, we delivered solid results with a two basis point expansion of net interest margin, a 6% increase in fixed income revenue, and 8 basis points of net charge-offs, starting 2025 with positive momentum."

“I continue to be inspired by our team’s dedication to creating value for our shareholders, clients, and communities and remain confident in our ability to continue to deliver profitable growth in 2025,” Jordan concluded.

Fourth quarter net income available to common shareholders was $158 million or earnings per share of $0.29, compared with third quarter 2024 NIAC of $213 million or earnings per share of $0.40. Fourth quarter 2024 results were reduced by a net $71 million after-tax or $0.13 per share of notable items compared with $11 million or $0.02 per share in third quarter 2024. Excluding notable items, adjusted fourth quarter 2024 NIAC of $228 million or $0.43 per share increased from $224 million or $0.42 per share in third quarter 2024.

Notable Items

Notable Items
Unaudited ($ in millions, except per share data)	4Q24	3Q24	4Q23	2024	2023
Summary of Notable Items:
Gain on merger termination	$—	$—	$—	$—	$225
Net merger/acquisition/transaction-related items	—	—	—	—	(51)
Loss on AFS portfolio restructuring	(91)	—	—	(91)	—
Gain/(loss) related to equity securities investments (other noninterest income)	—	—	(6)		(6)
Net gain on asset disposition (other noninterest income less incentives)	—	—	7	—	7
FDIC special assessment (other noninterest expense)	1	2	(68)	(9)	(68)
Other notable expenses	(3)	(17)	—	(29)	(75)
Total notable items (pre-tax)	(94)	(14)	(67)	(129)	33
Total notable items (after-tax) **	(71)	(11)	(3)	(105)	59
Numbers may not foot due to rounding.
** 4Q23 and 2023 include a $48 million after-tax benefit primarily from the resolution of IBERIABANK merger-related tax items; 2023 also includes after-tax notable items of $13 million comprised of $24 million related to the surrender of approximately $214 million in book value of bank owned life insurance policies, partially offset by an $11 million benefit from merger-related tax items. 2Q24 and 2024 include $7 million deemed dividends on the redemption of $100 million par value of Series D Preferred Stock.

Fourth quarter pre-tax notable items include a $91 million loss on an opportunistic restructuring of a portion of the securities portfolio, $3 million of restructuring expense, and an expense credit of $1 million related to the FDIC special assessment.

During 2024, we reorganized our internal management structure and, accordingly, reclassified our reportable business segments. Prior to the 2024 reclassification, we operated through three business segments: (1) regional, (2) specialty, and (3) corporate. As a result of the 2024 reclassification, our reportable business segments now include: (1) commercial, consumer & wealth, (2) wholesale, and (3) corporate. In this release, segment information for prior periods has been reclassified to conform with our current segments.

*ROTCE, PPNR, tangible book value per share, loans and leases excluding LMC, and "adjusted" results are non-GAAP financial measures; NII, total revenue, NIM and PPNR are presented on a fully taxable equivalent basis; references to loans include leases and EPS are based on diluted shares; capital ratios are preliminary. See page 6 for information on our use of non-GAAP measures and their reconciliation to GAAP beginning on page 22.

Full Year 2024 versus Full Year 2023

Net interest income
Net interest income (FTE) of $2.5 billion decreased $29 million. 2023 benefited from rising short-term rates, which began to reverse in the latter half of 2024. Higher loan yields and 3% average loan growth largely offset the increase in funding costs as the lag in deposit pricing diminished late in the cycle. Net interest margin declined modestly to 3.35%, down 7 basis points from the prior year.

Noninterest income
Noninterest income of $679 million decreased $248 million, largely driven by a $225 million merger termination fee in 2023. Adjusted noninterest income of $771 million increased $72 million as the counter-cyclical businesses improved from cycle lows in 2023: fixed income revenues increased by $54 million and mortgage banking revenues improved $12 million. Brokerage, trust, and insurance grew $15 million, which was partially offset by declines in service charges and other fees.

Noninterest expense
Noninterest expense of $2.0 billion decreased $45 million and included $37 million of notable items in 2024 and $196 million in 2023. Adjusted noninterest expense of $2.0 billion increased $114 million, driven by a $37 million increase in incentives on higher commission-based revenue, as well as strategic investments in personnel and technology.

Loans and leases
Average loan and lease balances of $62.0 billion increased $1.8 billion, including $0.5 billion of growth in loans to mortgage companies (LMC) from market share gains and fund-up of existing commercial real estate loans. Period-end loans and leases were $62.6 billion, increasing $1.3 billion, with loans to mortgage companies up $1.4 billion from 2023 year end.

Deposits
Average deposits of $65.7 billion increased 2%, and period end deposits of $65.6 billion were flat compared to year end 2023. Deposit costs increased 50 basis points year-over-year, however the repricing efforts begun in late 2023 reduced the rate paid from 2.49% in 4Q23 to 2.34% in 4Q24.

Asset quality
Provision expense of $150 million decreased from $260 million in 2023. Net charge-offs were $112 million or 0.18% versus $170 million or 0.28% in 2023. 2023 included a $72 million idiosyncratic credit loss on a single relationship in the third quarter. The ACL to loans ratio increased slightly to 1.43% from 1.40% in the prior year, largely driven by grade migration.

Capital
CET1 ratio was 11.2% and total capital ratio was 13.9% at year end 2024, down from 11.4% and 14.0%, respectively, at the end of 2023. Returned $604 million of capital to shareholders in 2024 through share repurchases at an average price of $15.98. Opportunistically restructured the securities portfolio, utilizing 10 basis points or $69 million of excess capital.

Income taxes
2024 effective tax rate was 21.0% compared with 18.8% in 2023. On an adjusted basis, the effective tax rate was 21.4% in 2024 and 21.8% in 2023. 2023 included a $35 million net benefit from tax-related notable items, which included a $59 million benefit related to the resolution of merger-related tax items, partially offset by $24 million related to the surrender of approximately $214 million in book value of bank owned life insurance policies.

SUMMARY RESULTS
Annual, Unaudited

($s in millions, except per share and balance sheet data)	2024	2023
			$/bp		%
Income Statement
Interest income - taxable equivalent[1]	$4,367	$4,115	$251		6%
Interest expense- taxable equivalent[1]	1,841	1,560	281		18
Net interest income- taxable equivalent	2,526	2,556	(29)		(1)
Less: Taxable-equivalent adjustment	16	16	—		(1)
Net interest income	2,511	2,540	(29)		(1)
Noninterest income	679	927	(248)		(27)
Total revenue	3,190	3,467	(277)		(8)
Noninterest expense	2,035	2,080	(45)		(2)
Pre-provision net revenue[3]	1,155	1,388	(232)		(17)
Provision for credit losses	150	260	(110)		(42)
Income before income taxes	1,005	1,128	(122)		(11)
Provision for income taxes	211	212	(1)		—
Net income	794	915	(122)		(13)
Net income attributable to noncontrolling interest	19	19	—		2
Net income attributable to controlling interest	775	897	(122)		(14)
Preferred stock dividends	36	32	4		13
Net income available to common shareholders	$738	$865	$(126)		(15)

Adjusted net income[4]	$891	$856	$35		4%
Adjusted net income available to common shareholders[4]	$843	$806	$37		5%
Common stock information
EPS	$1.36	$1.54	$(0.18)		(12)%
Adjusted EPS[4]	$1.55	$1.43	$0.12		8%
Diluted shares[8]	544	562	(17)		(3)%
Key performance metrics
Net interest margin[6]	3.35%	3.42%	(7)	bp
Efficiency ratio	62.06	59.91	215
Adjusted efficiency ratio[4]	60.64	57.93	271
Effective income tax rate	21.03	18.82	221
Return on average assets	0.97	1.12	(15)
Adjusted return on average assets[4]	1.09	1.05	4
Return on average common equity (“ROCE")	8.8	11.0	(221)
Return on average tangible common equity (“ROTCE”)[4]	11.0	14.1	(311)
Adjusted ROTCE[4]	12.5	13.3	(77)
Noninterest income as a % of total revenue	23.44	26.83	(339)
Adjusted noninterest income as a % of total revenue[4]	23.33%	21.43%	190	bp
Balance Sheet (billions)
Average loans	$62.0	$60.2	$1.8		3%
Average deposits	65.7	64.3	1.4		2
Average assets	81.8	81.7	0.1		—
Average common equity	$8.4	$7.9	$0.5		7%
Asset Quality Highlights
Allowance for credit losses to loans and leases[4]	1.43%	1.40%	3	bp
Nonperforming loan and leases ratio	0.96%	0.75%	21	bp
Net charge-off ratio	0.18%	0.28%	(10)	bp
Net charge-offs	$112	$170	$(58)		NM
Capital Ratio Highlights (current quarter is an estimate)
Common Equity Tier 1	11.2%	11.4%	(20)	bp
Tier 1	12.2	12.4	(21)
Total Capital	13.9	14.0	(10)
Tier 1 leverage	10.6%	10.7%	(5)	bp
Numbers may not foot due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 21.

Fourth Quarter 2024 versus Third Quarter 2024

Net interest income
Net interest income (FTE) increased $2 million to $634 million and net interest margin of 3.33% increased 2 basis points. Both changes were driven by a 34 basis point reduction in interest-bearing deposit costs and pay off of brokered CDs, partially offset by the impact of lower short-term rates on loan yields.

Noninterest income
Noninterest income decreased $101 million to $99 million, driven by a $91 million notable loss associated with an opportunistic restructuring of a portion of the securities portfolio. Adjusted noninterest income decreased by $10 million as service charges and fees were reduced by $6 million and deferred compensation income was $5 million lower.

Noninterest expense
Noninterest expense of $508 million decreased $3 million from the prior quarter. Fourth quarter notable items included a $1 million expense credit for the FDIC special assessment and $3 million of restructuring costs. Adjusted noninterest expense of $506 million increased $9 million, including $5 million lower deferred compensation. Personnel expense, excluding deferred compensation, was down $3 million as annual incentive true-ups offset increases to production-based incentives. Other noninterest expense increased by $16 million mainly due to a $10 million contribution to the First Horizon Foundation.

Loans and leases
Average loan and lease balances of $62.4 billion were flat compared to the prior quarter, while period-end balances were $62.6 billion, increasing $0.1 billion from third quarter 2024. Strong performance within loans to mortgage companies (LMC) and C&I was partially offset by reductions to CRE balances. Loan yields of 6.09% decreased 28 basis points driven by lower short-term rates, partially offset by continued repricing of fixed rate cash flows.

Deposits
Average deposits of $66.1 billion decreased $0.2 billion from third quarter 2024, which includes a pay down of $0.8 billion of brokered CDs. Period-end deposits of $65.6 billion declined $1.0 billion, driven by the pay-off of $1.1 billion of brokered CDs. Interest-bearing deposit cost of 3.10% decreased 34 basis points from the prior quarter, with a spot rate of approximately 2.80% at the end of the quarter.

Asset quality
Provision expense of $10 million decreased $25 million from the previous quarter. Net charge-offs were $13 million or 8 basis points, down from $24 million or 15 basis points in prior quarter. Nonperforming loans of $602 million increased $24 million, with the increases in consumer and commercial real estate exceeding the decline in C&I. The ACL to loans ratio decreased slightly from third quarter 2024 to 1.43%, driven by the net benefit of a slightly more favorable economic outlook.

Capital
CET1 ratio was 11.2%, stable from third quarter 2024 as $163 million of excess capital was returned to shareholders through the share repurchase program and $69 million of capital was utilized for an opportunistic securities portfolio restructuring.

Income taxes
The effective tax rate and the adjusted effective tax rate for fourth quarter 2024 were 19.3% and 21.0%, respectively, compared with an effective tax rate of 20.6% and adjusted tax rate of 20.8% in third quarter 2024.

SUMMARY RESULTS
Quarterly, Unaudited

				4Q24 Change vs.
($s in millions, except per share and balance sheet data)	4Q24	3Q24	4Q23	3Q24			4Q23
				$/bp		%	$/bp		%
Income Statement
Interest income - taxable equivalent[1]	$1,071	$1,123	$1,090	$(52)		(5)%	$(19)		(2)%
Interest expense- taxable equivalent[1]	438	491	469	(54)		(11)	(31)		(7)
Net interest income- taxable equivalent	634	631	621	2		—	13		2
Less: Taxable-equivalent adjustment	4	4	4	—		(5)	—		(6)
Net interest income	630	627	617	2		—	13		2
Noninterest income	99	200	183	(101)		(51)	(84)		(46)
Total revenue	729	828	800	(99)		(12)	(71)		(9)
Noninterest expense	508	511	572	(3)		(1)	(64)		(11)
Pre-provision net revenue[3]	220	316	227	(96)		(30)	(7)		(3)
Provision for credit losses	10	35	50	(25)		(71)	(40)		(80)
Income before income taxes	210	281	177	(71)		(25)	33		19
Provision for income taxes	41	58	(11)	(17)		(30)	52		NM
Net income	170	223	188	(54)		(24)	(18)		(10)
Net income attributable to noncontrolling interest	4	5	5	—		(10)	(1)		(11)
Net income attributable to controlling interest	165	218	183	(53)		(24)	(18)		(10)
Preferred stock dividends	8	5	8	3		51	—		—
Net income available to common shareholders	$158	$213	$175	$(56)		(26)%	$(18)		(10)%

Adjusted net income[4]	$240	$234	$191	$6		3%	$50		26%
Adjusted net income available to common shareholders[4]	$228	$224	$178	$4		2%	$50		28%
Common stock information
EPS	$0.29	$0.40	$0.31	$(0.11)		(26)%	$(0.02)		(6)%
Adjusted EPS[4]	$0.43	$0.42	$0.32	$0.01		2%	$0.11		35%
Diluted shares[8]	534	538	561	(4)		(1)%	(27)		(5)%
Key performance metrics
Net interest margin[6]	3.33%	3.31%	3.27%	2	bp		6	bp
Efficiency ratio	61.98	61.89	71.14	9			(916)
Adjusted efficiency ratio[4]	61.43	59.86	62.84	157			(141)
Effective income tax rate	19.32	20.58	(6.16)	(126)			NM
Return on average assets	0.82	1.08	0.91	(26)			(9)
Adjusted return on average assets[4]	1.17	1.13	0.92	4			25
Return on average common equity (“ROCE")	7.4	10.1	8.6	(272)			(122)
Return on average tangible common equity (“ROTCE”)[4]	9.2	12.6	10.9	(343)			(172)
Adjusted ROTCE[4]	13.3	13.2	11.1	3			222
Noninterest income as a % of total revenue	23.20	24.06	23.33	(86)			(13)
Adjusted noninterest income as a % of total revenue[4]	23.10%	23.95%	22.32%	(85)	bp		78	bp
Balance Sheet (billions)
Average loans	$62.4	$62.4	$61.2	$—		—%	$1.2		2%
Average deposits	66.1	66.3	66.9	(0.2)		—	(0.8)		(1)
Average assets	82.0	82.4	82.3	(0.4)		(1)	(0.4)		—
Average common equity	$8.5	$8.4	$8.1	$0.1		1%	$0.4		5%
Asset Quality Highlights
Allowance for credit losses to loans and leases[4]	1.43%	1.44%	1.40%	(1)	bp		3	bp
Nonperforming loan and leases ratio	0.96%	0.92%	0.75%	4	bp		21	bp
Net charge-off ratio	0.08%	0.15%	0.23%	(7)	bp		(15)	bp
Net charge-offs	$13	$24	$36	$(11)		(45)%	$(23)		(63)%
Capital Ratio Highlights (current quarter is an estimate)
Common Equity Tier 1	11.2%	11.2%	11.4%	(3)	bp		(20)	bp
Tier 1	12.2	12.2	12.4	(3)			(21)
Total Capital	13.9	13.9	14.0	(2)			(10)
Tier 1 leverage	10.6%	10.6%	10.7%	(1)	bp		(5)	bp
Numbers may not foot due to rounding.
See footnote disclosures on page 21.

Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to FHN's beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results, or other developments. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward,” and other similar expressions that indicate future events and trends. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic, and competitive uncertainties and contingencies, many of which are beyond FHN’s control, and many of which, with respect to future business decisions and actions (including acquisitions and divestitures), are subject to change and could cause FHN’s actual future results and outcomes to differ materially from those contemplated or implied by forward-looking statements or historical performance. While there is no assurance that any list of uncertainties and contingencies is complete, examples of factors which could cause actual results to differ from those contemplated by forward-looking statements or historical performance include those mentioned: in this document; in Items 2.02 and 7.01 of FHN’s Current Report on Form 8-K to which this document has been furnished as an exhibit; in the forepart, and in Items 1, 1A, and 7, of FHN’s most recent Annual Report on Form 10-K; and in the forepart, and in Item 1A of Part II, of FHN’s Quarterly Report(s) on Form 10-Q filed after that Annual Report. Any forward-looking statements made by or on behalf of FHN speak only as of the date they are made, and FHN assumes no obligation to update or revise any forward-looking statements that are made in this document or in any other statement, release, report, or filing from time to time. Actual results could differ and expectations could change, possibly materially, because of one or more factors, including those factors listed in this document or the documents mentioned above, and other factors not listed.

Throughout this document, numbers may not foot due to rounding, references to EPS are fully diluted, and capital ratios for the most recent quarter are estimates.

Use of non-GAAP Measures and Regulatory Measures that are not GAAP

Certain measures included in this report are “non-GAAP,” meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. Although other entities may use calculation methods that differ from those used by FHN for non-GAAP measures, FHN’s management believes such measures are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are reported to FHN’s management and Board of Directors through various internal reports.

The non-GAAP measures presented in this earnings release are fully taxable equivalent measures, pre-provision net revenue ("PPNR"), return on average tangible common equity (“ROTCE”), tangible common equity (“TCE”) to tangible assets (“TA”), tangible book value ("TBV") per common share, and various consolidated and segment results and performance measures and ratios adjusted for notable items.

Presentation of regulatory measures, even those which are not GAAP, provides a meaningful base for comparability to other financial institutions subject to the same regulations as FHN, as demonstrated by their use by banking regulators in reviewing capital adequacy of financial institutions. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this financial supplement include: common equity tier 1 capital ("CET1"), generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations; and risk-weighted assets, which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios.

Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items, beginning on page 22.

Conference Call Information
Analysts, investors and interested parties may call toll-free starting at 8:15 a.m. CT on January 16, 2025 by dialing 1-833-470-1428 (if calling from the U.S.) or 404-975-4839 (if calling from outside the U.S) and entering access code 071092. The conference call will begin at 8:30 a.m. CT.

Participants can also opt to listen to the live audio webcast at https://ir.firsthorizon.com/events-and-presentations/default.aspx.

A replay of the call will be available beginning at noon CT on January 16 until midnight CT on January 30, 2025. To listen to the replay, dial 1-866-813-9403 (U.S. callers); the access code is 634828. A replay of the webcast will also be available on our website on January 16 and will be archived on the site for one year.

First Horizon Corp. (NYSE: FHN), with $82.2 billion in assets as of December 31, 2024, is a leading regional financial services company, dedicated to helping our clients, communities and associates unlock their full potential with capital and counsel. Headquartered in Memphis, TN, the banking subsidiary First Horizon Bank operates in 12 states across the southern U.S. The Company and its subsidiaries offer commercial, private banking, consumer, small business, wealth and trust management, retail brokerage, capital markets, fixed income, and mortgage banking services. First Horizon has been recognized as one of the nation's best employers by Fortune and Forbes magazines and a Top 10 Most Reputable U.S. Bank. More information is available at www.FirstHorizon.com.

Contact: Investor Relations - Tyler Craft - TCraft@firsthorizon.com
Media Relations - Beth Ardoin - Beth.Ardoin@firsthorizon.com

CONSOLIDATED INCOME STATEMENT
Quarterly, Unaudited

						4Q24 Change vs.						2024 vs 2023
($s in millions, except per share data)	4Q24	3Q24	2Q24	1Q24	4Q23	3Q24		4Q23		2024	2023
						$	%	$	%			$	%
Interest income - taxable equivalent[1]	$1,071	$1,123	$1,097	$1,076	$1,090	$(52)	(5)%	$(19)	(2)%	$4,367	$4,115	$251	6%
Interest expense- taxable equivalent[1]	438	491	464	448	469	(54)	(11)	(31)	(7)	1,841	1,560	281	18
Net interest income- taxable equivalent	634	631	633	628	621	2	—	13	2	2,526	2,556	(29)	(1)
Less: Taxable-equivalent adjustment	4	4	4	4	4	—	(5)	—	(6)	16	16	—	(1)
Net interest income	630	627	629	625	617	2	—	13	2	2,511	2,540	(29)	(1)
Noninterest income:
Fixed income	49	47	40	52	37	3	6	12	34	187	133	54	41
Mortgage banking	8	9	10	9	5	(1)	(16)	3	55	35	23	12	51
Brokerage, trust, and insurance	41	39	38	36	36	1	3	4	12	154	139	15	11
Service charges and fees	53	59	58	57	59	(6)	(10)	(6)	(11)	227	233	(6)	(3)
Card and digital banking fees	19	19	20	19	16	—	(2)	3	18	77	77	—	—
Deferred compensation income	1	6	3	9	6	(5)	(78)	(5)	(79)	19	17	1	7
Gain on merger termination	—	—	—	—	—	—	NM	—	NM	—	225	(225)	(100)%
Securities gains/(losses)	(91)	1	1	—	(5)	(93)	NM	(86)	NM	(89)	(4)	(85)	NM
Other noninterest income	20	20	16	14	28	—	(1)	(9)	(30)	70	84	(14)	(17)
Total noninterest income	99	200	186	194	183	(101)	(51)	(84)	(46)	679	927	(248)	(27)
Total revenue	729	828	815	819	800	(99)	(12)	(71)	(9)	3,190	3,467	(277)	(8)
Noninterest expense:
Personnel expense:
Salaries and benefits	199	199	198	200	190	—	—	9	5	795	757	38	5
Incentives and commissions	76	76	79	92	82	—	(1)	(6)	(8)	323	326	(3)	(1)
Deferred compensation expense	1	6	3	9	7	(5)	(78)	(5)	(79)	20	17	3	15
Total personnel expense	276	282	279	301	279	(6)	(2)	(3)	(1)	1,137	1,100	38	3
Occupancy and equipment[2]	76	73	72	72	71	3	4	6	8	293	276	17	6
Outside services	72	74	78	65	84	(2)	(3)	(13)	(15)	289	291	(2)	(1)
Amortization of intangible assets	11	11	11	11	12	—	(1)	(1)	(9)	44	47	(4)	(8)
Other noninterest expense	74	71	60	67	127	2	3	(53)	(42)	272	365	(94)	(26)
Total noninterest expense	508	511	500	515	572	(3)	(1)	(64)	(11)	2,035	2,080	(45)	(2)
Pre-provision net revenue[3]	220	316	315	304	227	(96)	(30)	(7)	(3)	1,155	1,388	(232)	(17)
Provision for credit losses	10	35	55	50	50	(25)	(71)	(40)	(80)	150	260	(110)	(42)
Income before income taxes	210	281	260	254	177	(71)	(25)	33	19	1,005	1,128	(122)	(11)
Provision for income taxes	41	58	56	57	(11)	(17)	(30)	52	NM	211	212	(1)	—
Net income	170	223	204	197	188	(54)	(24)	(18)	(10)	794	915	(122)	(13)
Net income attributable to noncontrolling interest	4	5	5	5	5	—	(10)	(1)	(11)	19	19	—	2
Net income attributable to controlling interest	165	218	199	192	183	(53)	(24)	(18)	(10)	775	897	(122)	(14)
Preferred stock dividends	8	5	15	8	8	3	51	—	—	36	32	4	13
Net income available to common shareholders	$158	$213	$184	$184	$175	$(56)	(26)%	$(18)	(10)%	$738	$865	$(126)	(15)%
Common Share Data
EPS	$0.30	$0.40	$0.34	$0.33	$0.31	$(0.10)	(25)%	$(0.02)	(5)%	$1.37	$1.58	$(0.21)	(13)%
Basic shares	528	534	544	555	559	(6)	(1)	(30)	(5)	540	548	(8)	(1)
Diluted EPS	$0.29	$0.40	$0.34	$0.33	$0.31	$(0.11)	(26)	$(0.02)	(6)	$1.36	$1.54	$(0.18)	(12)
Diluted shares[8]	534	538	547	558	561	(4)	(1)%	(27)	(5)%	544	562	(17)	(3)%

Effective tax rate	19.3%	20.6%	21.5%	22.5%	(6.2)%					21.0%	18.8%
Numbers may not foot due to rounding. See footnote disclosures on page 21.

ADJUSTED[4] FINANCIAL DATA - SEE NOTABLE ITEMS ON PAGE 10
Quarterly, Unaudited

						4Q24 Change vs.						2024 vs 2023
($s in millions, except per share data)	4Q24	3Q24	2Q24	1Q24	4Q23	3Q24		4Q23		2024	2023
						$	%	$	%			$	%
Net interest income (FTE)[1]	$634	$631	$633	$628	$621	$2	—%	$13	2%	$2,526	$2,556	$(29)	(1)%
Adjusted noninterest income:
Fixed income	49	47	40	52	37	3	6	12	34	187	133	54	41
Mortgage banking	8	9	10	9	5	(1)	(16)	3	55	35	23	12	51
Brokerage, trust, and insurance	41	39	38	36	36	1	3	4	12	154	139	15	11
Service charges and fees	53	59	58	57	59	(6)	(10)	(6)	(11)	227	233	(6)	(3)
Card and digital banking fees	19	19	20	19	16	—	(2)	3	18	77	77	—	—
Deferred compensation income	1	6	3	9	6	(5)	(78)	(5)	(79)	19	17	1	7
Gain on merger termination	—	—	—	—	—	—	NM	—	NM	—	—	—	NM
Securities gains/(losses)	—	1	1	—	1	(1)	(98)%	(1)	(96)%	2	2	1	32%
Adjusted other noninterest income	20	20	16	14	19	—	(1)	1	5	70	75	(5)	(6)
Adjusted total noninterest income	$190	$200	$186	$194	$179	$(10)	(5)%	$11	6%	$771	$699	$72	10%
Total revenue (FTE)[1]	$824	$832	$819	$823	$800	$(8)	(1)%	$24	3%	$3,297	$3,254	$43	1%

Adjusted noninterest expense:
Adjusted personnel expense:
Adjusted salaries and benefits	$199	$199	$198	$199	$190	$—	—%	$9	5%	$795	$753	$42	6%
Adjusted Incentives and commissions	73	76	78	87	80	(2)	(3)	(6)	(8)	314	278	37	13%
Deferred compensation expense	1	6	3	9	7	(5)	(78)	(5)	(79)	20	17	3	15%
Adjusted total personnel expense	274	281	279	295	277	(7)	(3)	(3)	(1)	1,129	1,048	81	8%
Adjusted occupancy and equipment[2]	76	73	72	72	71	3	4	6	7	293	276	17	6%
Adjusted outside services	71	73	75	65	84	(2)	(3)	(13)	(16)	285	284	—	—%
Amortization of intangible assets	11	11	11	11	12	—	(1)	(1)	(9)	44	47	(4)	(8)%
Adjusted other noninterest expense	74	59	58	57	59	16	27	16	27	248	229	18	8%
Adjusted total noninterest expense	$506	$497	$495	$500	$502	$9	2%	$4	1%	$1,998	$1,884	$114	6%

Adjusted pre-provision net revenue[4]	$318	$335	$324	$323	$298	$(17)	(5)%	$20	7%	$1,299	$1,370	$(71)	(5)%

Provision for credit losses	$10	$35	$55	$50	$50	$(25)	(71)%	$(40)	(80)%	$150	$260	$(110)	(42)%

Adjusted net income available to common shareholders	$228	$224	$195	$195	$178	$4	2%	$50	28%	$843	$806	$37	5%

Adjusted Common Share Data
Adjusted diluted EPS	$0.43	$0.42	$0.36	$0.35	$0.32	$0.01	2%	$0.11	35%	$1.55	$1.43	$0.12	8%
Diluted shares[8]	534	538	547	558	561	(4)	(1)%	(27)	(5)%	544	562	(17)	(3)%

Adjusted effective tax rate	21.0%	20.8%	21.5%	22.5%	21.7%					21.4%	21.8%
Adjusted ROTCE	13.3%	13.2%	12.0%	11.6%	11.1%					12.5%	13.3%
Adjusted efficiency ratio	61.4%	59.9%	60.5%	60.8%	62.8%					60.6%	57.9%
Numbers may not foot due to rounding.
See footnote disclosures on page 21.

NOTABLE ITEMS
Quarterly, Unaudited

(In millions)	4Q24	3Q24	2Q24	1Q24	4Q23	2024	2023
Summary of Notable Items:
Gain on merger termination	$—	$—	$—	$—	$—	$—	$225
Net merger/acquisition/transaction-related items	—	—	—	—	—	—	(51)
Loss on AFS portfolio restructuring	(91)	—	—	—	—	(91)	—
Gain/(loss) related to equity securities investments (other noninterest income)	—	—	—	—	(6)	—	(6)
Net gain on asset disposition (other noninterest income less incentives)	—	—	—	—	7	—	7
FDIC special assessment (other noninterest expense)	1	2	(2)	(10)	(68)	(9)	(68)
Other notable expenses *	(3)	(17)	(3)	(5)	—	(29)	(75)
Total notable items (pre-tax)	$(94)	$(14)	$(5)	$(15)	$(67)	$(129)	$33
Tax-related notable items **	$—	$—	$—	$—	$48	$—	$35
Preferred Stock Dividend ***	$—	$—	$(7)	$—	$—	$(7)	$—
Numbers may not foot due to rounding
* 4Q24, 3Q24, 2Q24, 1Q24 and 3Q23 include $3 million, $2 million, $3 million, $5 million and $10 million of restructuring expenses; 3Q24 and 2Q23 each include $15 million of Visa derivative valuation expenses and 2Q23 includes a $50 million contribution to First Horizon Foundation.
** 4Q23 and 2023 include a $48 million after-tax benefit primarily from the resolution of IBERIABANK merger-related tax items; 2023 also includes after-tax notable items of $24 million related to the surrender of approximately $214 million in book value of bank owned life insurance policies, partially offset by an $11 million benefit from merger-related tax items.
*** 2Q24 and 2024 include $7 million deemed dividends on the redemption of $100 million par value of Series D Preferred Stock.

IMPACT OF NOTABLE ITEMS:
Quarterly, Unaudited

(In millions)	4Q24	3Q24	2Q24	1Q24	4Q23	2024	2023
Impacts of Notable Items:
Noninterest income:
Gain on merger termination	$—	$—	$—	$—	$—	$—	$(225)
Securities (gains)/losses	91	—	—	—	6	91	6
Other noninterest income	—	—	—	—	(9)	—	(9)
Total noninterest income	$91	$—	$—	$—	$(4)	$91	$(229)

Noninterest expense:
Personnel expenses:
Salaries and benefits	$—	$—	$—	$—	$—	$—	$(4)
Incentives and commissions	(2)	—	(1)	(5)	(2)	(8)	(49)
Total personnel expenses	(2)	(1)	(1)	(5)	(2)	(9)	(52)
Outside services	(1)	(1)	(3)	—	—	(5)	(7)
Other noninterest expense	1	(13)	(2)	(10)	(68)	(24)	(136)
Total noninterest expense	$(2)	$(14)	$(5)	$(15)	$(70)	$(37)	$(196)

Income before income taxes	$94	$14	$5	$15	$67	$129	$(33)
Provision for income taxes *	23	4	1	3	64	32	26
Preferred stock dividends **	—	—	(7)	—	—	(7)	—
Net income/(loss) available to common shareholders	$71	$11	$11	$12	$3	$105	$(59)
EPS impact of notable items	$0.13	$0.02	$0.02	$0.02	$0.01	$0.19	$(0.11)
Numbers may not foot due to rounding.
* 4Q23 and 2023 include a $48 million after-tax benefit primarily from the resolution of IBERIABANK merger-related tax items; 2023 also includes after-tax notable items of $24 million related to the surrender of approximately $214 million in book value of bank owned life insurance policies, partially offset by an $11 million benefit from merger-related tax items.
** 2Q24 and 2024 include $7 million deemed dividends on the redemption of $100 million par value of Series D Preferred Stock.

FINANCIAL RATIOS
Quarterly, Unaudited
						4Q24 Change vs.								2024 vs.2023
	4Q24	3Q24	2Q24	1Q24	4Q23	3Q24			4Q23			2024	2023
FINANCIAL RATIOS						$/bp		%	$/bp		%			$/bp		%
Net interest margin[6]	3.33%	3.31%	3.38%	3.37%	3.27%	2	bp		6	bp		3.35%	3.42%	(7)	bp
Return on average assets	0.82%	1.08%	1.00%	0.97%	0.91%	(26)			(9)			0.97%	1.12%	(15)
Adjusted return on average assets[4]	1.17%	1.13%	1.02%	1.03%	0.92%	4			25			1.09%	1.05%	4
Return on average common equity (“ROCE”)	7.38%	10.10%	8.98%	8.76%	8.60%	(272)			(122)			8.80%	11.01%	(221)
Return on average tangible common equity (“ROTCE”)[4]	9.17%	12.60%	11.29%	10.95%	10.89%	(343)			(172)			10.99%	14.10%	(311)
Adjusted ROTCE[4]	13.27%	13.24%	11.99%	11.65%	11.05%	3			222			12.51%	13.28%	(77)
Noninterest income as a % of total revenue	23.20%	24.06%	22.75%	23.72%	23.33%	(86)			(13)			23.44%	26.83%	(339)
Adjusted noninterest income as a % of total revenue[4]	23.10%	23.95%	22.64%	23.61%	22.32%	(85)			78			23.33%	21.43%	190
Efficiency ratio	61.98%	61.89%	61.44%	62.92%	71.14%	9			(916)			62.06%	59.91%	215
Adjusted efficiency ratio[4]	61.43%	59.86%	60.47%	60.78%	62.84%	157			(141)			60.64%	57.93%	271
Allowance for credit losses to loans and leases[4]	1.43%	1.44%	1.41%	1.40%	1.40%	(1)			3			1.43%	1.40%	3

CAPITAL DATA
CET1 capital ratio*	11.2%	11.2%	11.0%	11.3%	11.4%	(3)	bp		(20)	bp		11.2%	11.4%	(20)	bp
Tier 1 capital ratio*	12.2%	12.2%	12.1%	12.3%	12.4%	(3)	bp		(21)	bp		12.2%	12.4%	(21)	bp
Total capital ratio*	13.9%	13.9%	13.7%	13.9%	14.0%	(2)	bp		(10)	bp		13.9%	14.0%	(10)	bp
Tier 1 leverage ratio*	10.6%	10.6%	10.6%	10.8%	10.7%	(1)	bp		(5)	bp		10.6%	10.7%	(5)	bp
Risk-weighted assets (“RWA”) (billions)*	$71.2	$71.5	$71.9	$71.1	$71.1	$(0.3)		—%	$0.1		—%	$71.2	$71.1	$0.1		—%
Total equity to total assets	11.09%	11.27%	10.89%	11.21%	11.38%	(18)	bp		(29)	bp		11.09%	11.38%	(29)	bp
Tangible common equity/tangible assets (“TCE/TA”)[4]	8.37%	8.56%	8.14%	8.33%	8.48%	(19)	bp		(11)	bp		8.37%	8.48%	(11)	bp
Period-end shares outstanding (millions)[8]	524	532	537	549	559	(8)		(2)%	(35)		(6)%	524	559	(35)		(6)%
Cash dividends declared per common share	$0.15	$0.15	$0.15	$0.15	$0.15	$—		—%	$—		—%	$0.60	$0.60	$—		—%
Book value per common share	$16.00	$16.15	$15.34	$15.23	$15.17	$(0.15)		(1)%	$0.84		5%	$16.00	$15.17	$0.84		5%
Tangible book value per common share[4]	$12.85	$13.02	$12.22	$12.16	$12.13	$(0.17)		(1)%	$0.72		6%	$12.85	$12.13	$0.72		6%

SELECTED BALANCE SHEET DATA
Loans-to-deposit ratio (period-end balances)	95.40%	93.80%	96.89%	93.93%	93.18%	160	bp		222	bp		95.40%	93.18%	222	bp
Loans-to-deposit ratio (average balances)	94.44%	94.19%	95.49%	93.54%	91.53%	25	bp		291	bp		94.41%	93.60%	81	bp
Full-time equivalent associates	7,158	7,186	7,297	7,327	7,277	(28)		—%	(119)		(2)%	7,242	7,306	(64)		(1)%
*Current quarter is an estimate.
See footnote disclosures on page 21.

CONSOLIDATED PERIOD-END BALANCE SHEET
Quarterly, Unaudited

						4Q24 Change vs.
(In millions)	4Q24	3Q24	2Q24	1Q24	4Q23	3Q24		4Q23
Assets:						$	%	$	%

Loans and leases:
Commercial, financial, and industrial (C&I)	$33,428	$33,092	$33,452	$32,911	$32,632	$336	1%	$795	2%
Commercial real estate	14,421	14,705	14,669	14,426	14,216	(284)	(2)	205	1
Total Commercial	47,849	47,797	48,121	47,337	46,849	52	—	1,000	2
Consumer real estate	14,047	13,961	13,909	13,645	13,650	86	1	397	3
Credit card and other[5]	670	688	751	771	793	(18)	(3)	(123)	(16)
Total Consumer	14,716	14,648	14,660	14,416	14,443	68	—	274	2
Loans and leases, net of unearned income	62,565	62,445	62,781	61,753	61,292	120	—	1,274	2
Loans held for sale	551	494	471	395	502	57	11	48	10
Investment securities	9,166	9,530	9,221	9,460	9,714	(363)	(4)	(547)	(6)
Trading securities	1,387	1,549	1,249	1,161	1,412	(162)	(10)	(25)	(2)
Interest-bearing deposits with banks	1,538	1,286	1,452	1,885	1,328	252	20	209	16
Federal funds sold and securities purchased under agreements to resell	631	1,008	487	817	719	(376)	(37)	(88)	(12)
Total interest earning assets	75,838	76,311	75,662	75,470	74,967	(473)	(1)	872	1
Cash and due from banks	906	1,028	969	749	1,012	(122)	(12)	(106)	(10)
Goodwill and other intangible assets, net	1,653	1,663	1,674	1,685	1,696	(11)	(1)	(44)	(3)
Premises and equipment, net	574	572	584	586	590	3	—	(16)	(3)
Allowance for loan and lease losses	(815)	(823)	(821)	(787)	(773)	7	1	(42)	(5)
Other assets	3,996	3,883	4,162	4,094	4,169	113	3	(173)	(4)
Total assets	$82,152	$82,635	$82,230	$81,799	$81,661	$(483)	(1)%	$491	1%

Liabilities and Shareholders' Equity:
Deposits:
Savings	$26,695	$26,634	$25,437	$25,847	$25,082	$62	—%	$1,613	6%
Time deposits	6,613	8,326	7,163	6,297	6,804	(1,713)	(21)	(192)	(3)
Other interest-bearing deposits	16,252	15,403	15,845	17,186	16,689	849	6	(437)	(3)
Total interest-bearing deposits	49,560	50,363	48,446	49,331	48,576	(803)	(2)	984	2
Trading liabilities	550	767	423	467	509	(217)	(28)	41	8
Federal funds purchased and securities sold under agreements to repurchase	2,355	1,910	2,572	2,137	2,223	444	23	132	6
Short-term borrowings	1,045	675	1,943	566	326	370	55	719	NM
Term borrowings	1,195	1,202	1,175	1,165	1,150	(7)	(1)	45	4
Total interest-bearing liabilities	54,705	54,918	54,559	53,665	52,783	(213)	—	1,922	4
Noninterest-bearing deposits	16,021	16,212	16,348	16,410	17,204	(191)	(1)	(1,183)	(7)
Other liabilities	2,315	2,189	2,368	2,550	2,383	126	6	(68)	(3)
Total liabilities	73,041	73,318	73,275	72,626	72,370	(278)	—	670	1
Shareholders' Equity:
Preferred stock	426	426	426	520	520	—	—	(94)	(18)
Common stock	328	333	336	343	349	(5)	(1)	(22)	(6)
Capital surplus	4,809	4,947	5,007	5,214	5,351	(138)	(3)	(542)	(10)
Retained earnings	4,382	4,304	4,172	4,072	3,964	77	2	418	11
Accumulated other comprehensive loss, net	(1,128)	(989)	(1,281)	(1,271)	(1,188)	(139)	(14)	60	5
Combined shareholders' equity	8,816	9,021	8,660	8,878	8,996	(205)	(2)	(180)	(2)
Noncontrolling interest	295	295	295	295	295	—	—	—	—
Total shareholders' equity	9,111	9,316	8,955	9,173	9,291	(205)	(2)	(180)	(2)
Total liabilities and shareholders' equity	$82,152	$82,635	$82,230	$81,799	$81,661	$(483)	(1)%	$491	1%
Memo:
Total deposits	$65,581	$66,575	$64,794	$65,741	$65,780	$(994)	(1)%	$(199)	—%
Loans to mortgage companies	$3,471	$3,244	$2,934	$2,366	$2,024	$227	7%	$1,446	71%
Unfunded Loan Commitments:
Commercial	$17,863	$18,180	$18,781	$19,996	$21,328	$(317)	(2)%	$(3,465)	(16)%
Consumer	$4,203	$4,281	$4,334	$4,383	$4,401	$(78)	(2)%	$(198)	(5)%
Numbers may not foot due to rounding. See footnote disclosures on page 21.

CONSOLIDATED AVERAGE BALANCE SHEET
Quarterly, Unaudited

						4Q24 Change vs.
(In millions)	4Q24	3Q24	2Q24	1Q24	4Q23	3Q24		4Q23		2024	2023	2024 vs 2023
Assets:						$	%	$	%			$	%
Loans and leases:
Commercial, financial, and industrial (C&I)	$33,107	$33,074	$32,909	$32,389	$32,520	$34	—%	$587	2%	$32,871	$32,390	$481	1%
Commercial real estate	14,601	14,684	14,576	14,367	14,210	(83)	(1)	391	3	14,558	13,785	773	6
Total Commercial	47,709	47,758	47,485	46,756	46,730	(49)	—	978	2	47,429	46,175	1,254	3
Consumer real estate	14,008	13,935	13,783	13,615	13,664	73	1	344	3	13,836	13,179	657	5
Credit card and other[5]	701	720	761	781	802	(19)	(3)	(101)	(13)	740	814	(74)	(9)
Total Consumer	14,709	14,654	14,544	14,396	14,466	55	—	243	2	14,577	13,994	583	4
Loans and leases, net of unearned income	62,418	62,413	62,029	61,152	61,197	5	—	1,221	2	62,005	60,169	1,837	3
Loans held-for-sale	482	491	462	454	547	(9)	(2)	(64)	(12)	472	664	(192)	(29)
Investment securities	9,295	9,400	9,261	9,590	9,394	(105)	(1)	(99)	(1)	9,386	9,912	(526)	(5)
Trading securities	1,515	1,469	1,367	1,245	1,225	45	3	290	24	1,399	1,179	220	19
Interest-bearing deposits with banks	1,438	1,741	1,449	1,793	2,556	(304)	(17)	(1,118)	(44)	1,605	2,504	(899)	(36)
Federal funds sold and securities purchased under agreements to resell	594	607	676	544	529	(13)	(2)	65	12	605	379	226	60
Total interest earning assets	75,742	76,121	75,243	74,778	75,448	(379)	—	294	—	75,473	74,807	666	1
Cash and due from banks	911	905	904	948	994	6	1	(83)	(8)	917	1,012	(96)	(9)
Goodwill and other intangibles assets, net	1,658	1,669	1,680	1,691	1,702	(11)	(1)	(45)	(3)	1,674	1,720	(46)	(3)
Premises and equipment, net	571	578	585	587	589	(7)	(1)	(18)	(3)	580	596	(16)	(3)
Allowances for loan and lease losses	(821)	(827)	(810)	(789)	(772)	6	1	(49)	(6)	(812)	(740)	(72)	(10)
Other assets	3,889	3,921	4,120	4,028	4,352	(32)	(1)	(462)	(11)	3,989	4,287	(298)	(7)
Total assets	$81,950	$82,366	$81,721	$81,243	$82,313	$(416)	(1)%	$(363)	—%	$81,822	$81,683	$139	—%

Liabilities and shareholders' equity:
Deposits:
Savings	$26,836	$26,062	$25,462	$25,390	$25,799	$774	3%	$1,037	4%	$25,941	$23,547	$2,393	10%
Time deposits	7,407	8,167	6,683	6,628	7,372	(760)	(9)	35	—	7,224	6,095	1,129	19
Other interest-bearing deposits	15,726	15,923	16,484	16,735	16,344	(198)	(1)	(618)	(4)	16,215	15,300	915	6
Total interest-bearing deposits	49,969	50,153	48,629	48,753	49,515	(184)	—	454	1	49,379	44,942	4,437	10
Trading liabilities	578	576	605	462	386	2	—	192	50	555	300	255	85
Federal funds purchased and securities sold under agreements to repurchase	2,205	2,132	2,208	2,014	1,982	73	3	222	11	2,140	1,775	365	21
Short-term borrowings	441	884	1,267	537	437	(443)	(50)	4	1	781	2,688	(1,906)	(71)
Term borrowings	1,206	1,188	1,170	1,156	1,156	19	2	50	4	1,180	1,335	(155)	(12)
Total interest-bearing liabilities	54,398	54,931	53,879	52,921	53,475	(533)	(1)	923	2	54,036	51,040	2,996	6
Noninterest-bearing deposits	16,123	16,111	16,332	16,626	17,347	12	—	(1,224)	(7)	16,297	19,341	(3,044)	(16)
Other liabilities	2,213	2,196	2,561	2,445	2,585	17	1	(372)	(14)	2,353	2,397	(44)	(2)
Total liabilities	72,735	73,238	72,772	71,992	73,407	(504)	(1)	(673)	(1)	72,686	72,778	(92)	—
Shareholders' Equity:
Preferred stock	426	426	426	520	520	—	—	(94)	(18)	450	758	(308)	(41)
Common stock	330	334	340	347	349	(4)	(1)	(19)	(5)	338	343	(5)	(2)
Capital surplus	4,881	4,973	5,127	5,301	5,343	(92)	(2)	(462)	(9)	5,070	5,106	(36)	(1)
Retained earnings	4,382	4,254	4,122	4,028	3,935	128	3	446	11	4,197	3,770	427	11
Accumulated other comprehensive loss, net	(1,099)	(1,154)	(1,361)	(1,240)	(1,538)	55	5	439	29	(1,213)	(1,367)	154	11
Combined shareholders' equity	8,920	8,833	8,654	8,956	8,610	87	1	310	4	8,841	8,610	231	3
Noncontrolling interest	295	295	295	295	295	—	—	—	—	295	295	—	—
Total shareholders' equity	9,216	9,128	8,949	9,251	8,905	87	1	310	3	9,136	8,905	231	3
Total liabilities and shareholders' equity	$81,950	$82,366	$81,721	$81,243	$82,313	$(416)	(1)%	$(363)	—%	$81,822	$81,683	$139	—%
Memo:
Total deposits	$66,092	$66,263	$64,960	$65,379	$66,862	$(171)	—%	$(770)	(1)%	$65,676	$64,283	$1,394	2%
Loans to mortgage companies	$3,283	$2,875	$2,440	$1,847	$1,948	$408	14%	$1,335	69%	$2,614	$2,110	$503	24%
Numbers may not foot due to rounding. See footnote disclosures on page 21.

CONSOLIDATED NET INTEREST INCOME AND AVERAGE BALANCE SHEET: YIELDS AND RATES
Quarterly, Unaudited
											4Q24 Change vs.											2024 vs 2023
	4Q24		3Q24		2Q24		1Q24		4Q23		3Q24			4Q23			2024		2023	2023
(In millions, except rates)	Income/Expense	Rate	Income/Expense	Rate	Income/Expense	Rate	Income/Expense	Rate	Income/Expense	Rate	Income/Expense			Income/Expense			Income/Expense	Rate		Income/Expense	Rate	Income/Expense
											$/bp		%	$/bp		%						$		%
Interest earning assets/Interest income:
Loans and leases, net of unearned income:
Commercial	$771	6.43%	$813	6.78%	$800	6.78%	$782	6.73%	$783	6.65%	$(42)		(5)%	$(12)		(2)%	$3,166	6.68%		$2,957	6.41%	$209		7%
Consumer	183	4.97	186	5.05	179	4.91	173	4.80	171	4.71	(2)		(1)	12		7	720	4.93		630	4.48	91		14
Loans and leases, net of unearned income	954	6.09	999	6.37	978	6.34	955	6.28	954	6.19	(45)		(4)	—		—	3,886	6.27		3,587	5.96	299		8
Loans held-for-sale	9	7.38	10	7.77	9	7.50	9	7.80	11	8.34	(1)		(7)	(3)		(22)	36	7.61		51	7.71	(15)		(30)
Investment securities	62	2.69	61	2.58	60	2.58	61	2.54	61	2.62	2		3	1		2	244	2.60		250	2.52	(6)		(3)
Trading securities	22	5.74	22	6.05	22	6.30	20	6.48	20	6.63	—		(2)	1		7	86	6.12		78	6.62	8		10
Interest-bearing deposits with banks	17	4.77	24	5.40	20	5.46	24	5.46	35	5.46	(6)		(27)	(18)		(51)	85	5.29		130	5.20	(45)		(35)
Federal funds sold and securities purchased under agreements	7	4.46	8	5.23	9	5.31	7	5.16	7	5.32	(1)		(16)	—		(6)	31	5.05		19	4.93	12		63
Interest income	$1,071	5.63%	$1,123	5.88%	$1,097	5.86%	$1,076	5.78%	$1,089	5.74%	$(52)		(5)%	$(18)		(2)%	$4,367	5.79		$4,115	5.50	$251		6%

Interest bearing liabilities/Interest expense:
Interest-bearing deposits:
Savings	$210	3.11%	$225	3.43%	$208	3.29%	$206	3.27%	$222	3.42%	$(15)		(7)%	$(13)		(6)%	$849	3.27%		$679	2.88%	$170		25%
Time deposits	81	4.35	95	4.63	74	4.45	73	4.42	82	4.42	(14)		(15)	(1)		(1)	323	4.47		236	3.87	87		37
Other interest-bearing deposits	99	2.49	114	2.85	117	2.86	119	2.86	116	2.81	(16)		(14)	(17)		(15)	449	2.77		351	2.30	98		28
Total interest-bearing deposits	389	3.10	434	3.44	399	3.30	398	3.28	420	3.37	(45)		(10)	(31)		(7)	1,620	3.28		1,266	2.82	355		28
Trading liabilities	6	4.01	6	4.13	7	4.46	5	4.31	4	4.59	—		(3)	1		31	23	4.22		13	4.16	11		88
Federal funds purchased and securities sold under agreements to repurchase	21	3.72	23	4.20	24	4.36	21	4.24	22	4.35	(2)		(9)	(1)		(5)	88	4.13		70	3.95	18		26
Short-term borrowings	5	4.75	12	5.52	17	5.48	7	5.43	6	5.41	(7)		(57)	(1)		(12)	42	5.38		140	5.19	(98)		(70)
Term borrowings	17	5.52	17	5.64	17	5.64	17	5.71	17	5.75	—		(1)	—		—	66	5.63		72	5.39	(6)		(8)
Interest expense	438	3.20	491	3.56	464	3.46	448	3.40	469	3.48	(54)		(11)	(31)		(7)	1,841	3.41		1,560	3.06	281		18
Net interest income - tax equivalent basis	634	2.43	631	2.32	633	2.40	628	2.38	621	2.26	2		—	13		2	2,526	2.38		2,556	2.44	(29)		(1)
Fully taxable equivalent adjustment	(4)	0.90	(4)	0.99	(4)	0.98	(4)	0.99	(4)	1.01	—		5	—		6	(16)	0.97		(16)	0.98	—		1
Net interest income	$630	3.33%	$627	3.31%	$629	3.38%	$625	3.37%	$617	3.27%	$2		—%	$13		2%	$2,511	3.35%		$2,540	3.42%	$(29)		(1)%

Memo:
Total loan yield		6.09%		6.37%		6.34%		6.28%		6.19%	(28)	bp		(10)	bp			6.27%			5.96%	31	bp
Total deposit cost		2.34%		2.61%		2.47%		2.45%		2.49%	(27)	bp		(15)	bp			2.47%			1.97%	50	bp
Total funding cost		2.47%		2.75%		2.66%		2.59%		2.63%	(28)	bp		(16)	bp			2.62%			2.22%	40	bp
Average loans and leases, net of unearned income	$62,418		$62,413		$62,029		$61,152		$61,197		$5		—%	$1,221		2%	$62,005			$60,169		$1,837		3%
Average deposits	66,092		66,263		64,960		65,379		66,862		(171)		—%	(770)		(1)%	65,676			64,283		1,394		2%
Average funded liabilities	70,521		71,042		70,210		69,547		70,822		$(521)		(1)%	$(301)		—%	70,333			70,381		$(48)		—%
Net interest income and yields are adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.
Earning assets yields are expressed net of unearned income.
Loan yields include loan fees, cash basis interest income, and loans on nonaccrual status.
Numbers may not foot due to rounding.
See footnote disclosures on page 21.

CONSOLIDATED NONPERFORMING LOANS AND LEASES ("NPL")
Quarterly, Unaudited

	As of					4Q24 change vs.
(In millions, except ratio data)	4Q24	3Q24	2Q24	1Q24	4Q23	3Q24		4Q23
						$	%	$	%
Nonperforming loans and leases
Commercial, financial, and industrial (C&I)	$173	$190	$167	$206	$184	$(16)	(9)%	$(11)	(6)%
Commercial real estate	294	259	261	157	136	35	14	158	NM
Consumer real estate	133	128	143	140	139	5	4	(6)	(4)
Credit card and other[5]	2	1	2	2	2	—	10	(1)	(36)
Total nonperforming loans and leases	$602	$578	$574	$505	$462	$24	4%	$140	30%

Asset Quality Ratio
Nonperforming loans and leases to loans and leases
Commercial, financial, and industrial (C&I)	0.52%	0.57%	0.50%	0.63%	0.57%
Commercial real estate	2.04	1.76	1.78	1.09	0.96
Consumer real estate	0.95	0.92	1.03	1.02	1.02
Credit card and other[5]	0.23	0.20	0.25	0.20	0.30
Total nonperforming loans and leases to loans and leases	0.96%	0.92%	0.91%	0.82%	0.75%
Numbers may not foot due to rounding.
See footnote disclosures on page 21.

CONSOLIDATED LOANS AND LEASES 90 DAYS OR MORE PAST DUE AND ACCRUING
Quarterly, Unaudited

	As of					4Q24 change vs.
(In millions)	4Q24	3Q24	2Q24	1Q24	4Q23	3Q24		4Q23
						$	%	$	%
Loans and leases 90 days or more past due and accruing
Commercial, financial, and industrial (C&I)	$1	$1	$—	$—	$1	$—	18%	$—	14%
Commercial real estate	—	—	—	—	—	—	NM	—	NM
Consumer real estate	19	13	3	6	17	6	47	3	16
Credit card and other[5]	1	3	2	3	3	(2)	(54)	(2)	(60)
Total loans and leases 90 days or more past due and accruing	$21	$17	$6	$10	$21	$5	29%	$1	4%
Numbers may not foot due to rounding.
See footnote disclosures on page 21.

CONSOLIDATED NET CHARGE-OFFS (RECOVERIES)
Quarterly, Unaudited

	As of					4Q24 change vs.
(In millions, except ratio data)	4Q24	3Q24	2Q24	1Q24	4Q23	3Q24		4Q23
Charge-off, Recoveries and Related Ratios						$	%	$	%
Gross Charge-offs
Commercial, financial, and industrial (C&I) *	$13	$12	$24	$28	$31	$—	1%	$(19)	(60)%
Commercial real estate	9	15	19	12	2	(6)	(39)	7	NM
Consumer real estate	1	1	1	—	1	—	22	(1)	(48)
Credit card and other[5]	6	5	5	6	6	1	26	—	4
Total gross charge-offs	$29	$33	$49	$46	$41	$(4)	(14)%	$(12)	(30)%
Gross Recoveries
Commercial, financial, and industrial (C&I)	$(12)	$(4)	$(11)	$(3)	$(2)	$(7)	NM	$(10)	NM
Commercial real estate	—	(1)	—	—	—	1	80	—	65
Consumer real estate	(2)	(3)	(2)	(1)	(2)	—	5	(1)	(51)
Credit card and other[5]	(1)	(1)	(1)	(2)	(1)	—	16	—	(12)
Total gross recoveries	$(15)	$(9)	$(15)	$(6)	$(5)	$(6)	(70)%	$(10)	NM
Net Charge-offs (Recoveries)
Commercial, financial, and industrial (C&I) *	$1	$8	$13	$25	$29	$(7)	(89)%	$(28)	(97)%
Commercial real estate	9	14	19	12	2	(5)	(37)	7	NM
Consumer real estate	(2)	(2)	(1)	(1)	—	—	14	(1)	NM
Credit card and other[5]	5	3	3	4	5	1	41	—	NM
Total net charge-offs	$13	$24	$34	$40	$36	$(11)	(45)%	$(23)	(63)%

Annualized Net Charge-off (Recovery) Rates
Commercial, financial, and industrial (C&I) *	0.01%	0.10%	0.16%	0.31%	0.36%
Commercial real estate	0.25	0.39	0.53	0.35	0.06
Consumer real estate	(0.05)	(0.05)	(0.04)	(0.03)	—
Credit card and other[5]	2.78	1.92	1.79	1.98	2.36
Total loans and leases	0.08%	0.15%	0.22%	0.27%	0.23%
Numbers may not foot due to rounding.
See footnote disclosures on page 21.

CONSOLIDATED ALLOWANCE FOR LOAN AND LEASE LOSSES AND RESERVE FOR UNFUNDED COMMITMENTS
Quarterly, Unaudited

	As of					4Q24 Change vs.
(In millions)	4Q24	3Q24	2Q24	1Q24	4Q23	3Q24		4Q23
Summary of Changes in the Components of the Allowance For Credit Losses						$	%	$	%
Allowance for loan and lease losses - beginning	$823	$821	$787	$773	$760	$2	—%	$63	8%
Charge-offs:
Commercial, financial, and industrial (C&I) *	(13)	(12)	(24)	(28)	(31)	—	(1)	19	60
Commercial real estate	(9)	(15)	(19)	(12)	(2)	6	39	(7)	NM
Consumer real estate	(1)	(1)	(1)	—	(1)	—	(22)	1	48
Credit card and other[5]	(6)	(5)	(5)	(6)	(6)	(1)	(26)	—	(4)
Total charge-offs	(29)	(33)	(49)	(46)	(41)	4	14	12	30
Recoveries:
Commercial, financial, and industrial (C&I)	12	4	11	3	2	7	NM	10	NM
Commercial real estate	—	1	—	—	—	(1)	(80)	—	(65)
Consumer real estate	2	3	2	1	2	—	(5)	1	51
Credit card and other[5]	1	1	1	2	1	—	(16)	—	12
Total Recoveries	15	9	15	6	5	6	70	10	NM
Provision for loan and lease losses:
Commercial, financial, and industrial (C&I) *	(5)	15	9	34	33	(20)	NM	(38)	NM
Commercial real estate	18	11	59	21	6	6	56	12	NM
Consumer real estate	(10)	(3)	(1)	(3)	5	(7)	NM	(15)	NM
Credit card and other[5]	4	2	—	3	5	1	53	(2)	(33)
Total provision for loan and lease losses:	6	26	68	54	49	(20)	(77)	(43)	(88)
Allowance for loan and lease losses - ending	$815	$823	$821	$787	$773	$(7)	(1)%	$42	5%

Reserve for unfunded commitments - beginning	$75	$66	$79	$83	$82	$9	14%	$(7)	(9)%
Cumulative effect of change in accounting principle	—	—	—	—	—	—	NM	—	NM
Acquired reserve for unfunded commitments	—	—	—	—	—	—	NM	—	NM
Provision for unfunded commitments	4	9	(13)	(4)	1	(5)	(56)	3	NM
Reserve for unfunded commitments - ending	$79	$75	$66	$79	$83	$4	5%	$(4)	(5)%
Total allowance for credit losses- ending	$894	$897	$887	$865	$856	$(3)	(1)%	$38	4%
Numbers may not foot due to rounding.
See footnote disclosures on page 21.

CONSOLIDATED ASSET QUALITY RATIOS - ALLOWANCE FOR LOAN AND LEASE LOSSES
Quarterly, Unaudited

	As of
	4Q24	3Q24	2Q24	1Q24	4Q23

Allowance for loans and lease losses to loans and leases
Commercial, financial, and industrial (C&I)	1.03%	1.06%	1.03%	1.06%	1.04%
Commercial real estate	1.57%	1.48%	1.51%	1.26%	1.21%
Consumer real estate	1.57%	1.65%	1.66%	1.69%	1.71%
Credit card and other[5]	3.28%	3.39%	3.26%	3.57%	3.63%
Total allowance for loans and lease losses to loans and leases	1.30%	1.32%	1.31%	1.27%	1.26%
Allowance for loans and lease losses to nonperforming loans and leases
Commercial, financial, and industrial (C&I)	199%	185%	205%	168%	184%
Commercial real estate	77%	84%	85%	115%	126%
Consumer real estate	167%	180%	161%	165%	168%
Credit card and other[5]	1,438%	1,672%	1,295%	1,766%	1,202%
Total allowance for loans and lease losses to nonperforming loans and leases	136%	142%	143%	156%	167%

Allowance for credit losses ratios
Total allowance for credit losses to loans and leases[4]	1.43%	1.44%	1.41%	1.40%	1.40%
Total allowance for credit losses to nonperforming loans and leases[4]	149%	155%	155%	171%	185%
See footnote disclosures on page 21.

COMMERCIAL, CONSUMER, AND WEALTH
Quarterly, Unaudited

						4Q24 Change vs.								2024 vs 2023
	4Q24	3Q24	2Q24	1Q24	4Q23	3Q24			4Q23			2024	2023
						$/bp		%	$/bp		%			$/bp		%
Income Statement (millions)
Net interest income	$632	$632	$635	$644	$660	$—		—%	$(28)		(4)%	$2,543	$2,694	$(151)		(6)%
Noninterest income	116	119	115	110	112	(3)		(2)	4		4	461	448	13		3%
Total revenue	748	752	750	754	772	(3)		—	(24)		(3)	3,004	3,142	(138)		(4)%
Noninterest expense	362	352	357	347	359	10		3	2		1	1,418	1,370	48		3%
Pre-provision net revenue[3]	387	400	393	407	413	(13)		(3)	(26)		(6)	1,587	1,772	(185)		(10)%
Provision for credit losses	15	42	56	44	56	(27)		(65)	(41)		(74)	158	261	(103)		(39)%
Income before income tax expense	372	358	337	363	357	14		4	15		4	1,429	1,512	(82)		(5)%
Income tax expense	88	85	79	86	84	4		4	4		5	337	357	(19)		(5)%
Net income	$284	$273	$258	$277	$272	$11		4%	$11		4%	$1,092	$1,155	$(63)		(5)%

Average Balances (billions)
Total loans and leases	$56.5	$56.9	$56.9	$56.5	$56.4	$(0.4)		(1)%	$—		—%	$56.7	$55.2	$1.5		3%
Interest-earning assets	56.5	56.9	56.9	56.5	56.4	(0.4)		(1)	—		—	56.7	55.2	1.5		3
Total assets	59.1	59.5	59.7	59.3	59.4	(0.4)		(1)	(0.3)		(1)	59.4	58.1	1.3		2
Total deposits	59.9	59.7	59.5	60.0	61.0	0.2		—	(1.1)		(2)	59.8	59.6	0.1		—

Key Metrics
Net interest margin[6]	4.47%	4.45%	4.51%	4.60%	4.66%	2	bp		(19)	bp		4.51%	4.91%	(40)	bp
Efficiency ratio	48.31%	46.80%	47.59%	46.05%	46.50%	151	bp		181	bp		47.18%	43.60%	358	bp
Loans-to-deposits ratio (period-end balances)	94.14%	94.41%	96.62%	93.69%	92.35%	(27)	bp		179	bp		94.14%	92.35%	179	bp
Loans-to-deposits ratio (average-end balances)	94.30%	95.26%	95.54%	94.24%	92.50%	(96)	bp		180	bp		94.83%	92.50%	233	bp
Return on average assets (annualized)	1.91%	1.83%	1.74%	1.88%	1.82%	8	bp		9	bp		1.84%	1.99%	(15)	bp
Return on allocated equity[7]	22.23%	21.48%	20.69%	22.40%	22.09%	75	bp		14	bp		21.70%	24.16%	(246)	bp
Financial center locations	416	416	418	418	418	—			(2)			416	418	(2)
Numbers may not foot to total due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 21.

Commercial, Consumer, and Wealth segment: Offers financial products and services, including traditional lending and deposit taking, to commercial and consumer clients primarily in the southern U.S. and other selected markets. Commercial, Consumer & Wealth also consists of lines of business that deliver product offerings and services with niche industry knowledge including asset-based lending, commercial real estate, equipment finance/leasing, energy, international banking, healthcare, and trucking and transportation. Additionally, Commercial, Consumer & Wealth provides investment, wealth management, financial planning, trust and asset management services for consumer clients as well as delivering treasury management solutions, loan syndications, and corporate banking services.

WHOLESALE
Quarterly, Unaudited

						4Q24 Change vs.								2024 vs 2023
	4Q24	3Q24	2Q24	1Q24	4Q23	3Q24			4Q23			2024	2023
						$/bp		%	$/bp		%			$/bp		%
Income Statement (millions)
Net interest income	$54	$52	$46	$42	$42	$2		4%	$11		27%	$194	$182	$11		6%
Noninterest income	58	57	53	62	53	2		3	5		10	230	174	56		32
Total revenue	112	108	100	104	95	4		3	17		17	424	357	67		19
Noninterest expense	76	75	73	75	72	1		1	4		6	299	277	22		8
Pre-provision net revenue[3]	36	33	27	29	24	3		10	12		51	125	80	45		56
Provision for credit losses	1	(7)	1	7	2	8		118	(1)		(47)	3	15	(12)		(83)
Income before income tax expense	35	40	26	22	21	(5)		(13)	13		62	122	65	57		88
Income tax expense	8	10	6	5	5	(1)		(13)	3		61	29	16	14		90
Net income	$26	$30	$20	$17	$16	$(4)		(13)%	$10		63%	$93	$50	$43		87%

Average Balances (billions)
Total loans and leases	$5.6	$5.2	$4.8	$4.2	$4.3	$0.4		8%	$1.3		31%	$5.0	$4.5	$0.4		9%
Interest-earning assets	8.3	7.8	7.4	6.5	6.6	0.5		6	1.7		26	7.5	6.8	0.7		10
Total assets	9.0	8.5	8.1	7.2	7.4	0.5		5	1.6		21	8.2	7.6	0.6		8
Total deposits	2.0	1.9	1.8	1.8	1.7	0.1		6	0.3		15	1.9	1.7	0.2		12

Key Metrics
Fixed income product average daily revenue (thousands)	$659	$593	$488	$731	$463	$66		11%	$196		42%	$617	$387	$230		59%
Net interest margin[6]	2.59%	2.63%	2.54%	2.62%	2.56%	(4)	bp		3	bp		2.59%	2.68%	(9)	bp
Efficiency ratio	67.84%	69.70%	72.81%	72.15%	75.05%	(186)	bp		(721)	bp		70.54%	77.60%	(706)	bp
Loans-to-deposits ratio (period-end balances)	311%	286%	285%	267%	276%	2,570	bp		3,563	bp		311%	276%	3,563	bp
Loans-to-deposits ratio (average-end balances)	285%	278%	264%	231%	249%	658	bp		3,557	bp		265%	273%	(729)	bp
Return on average assets (annualized)	1.17%	1.41%	0.97%	0.93%	0.87%	(24)	bp		30	bp		1.13%	0.65%	48	bp
Return on allocated equity[7]	18.84%	21.29%	14.33%	12.29%	11.75%	(245)	bp		709	bp		16.76%	9.25%	751	bp
Numbers may not foot to total due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 21.

Wholesale segment: Consists of lines of business that deliver product offerings and services with differentiated industry knowledge. Wholesale’s lines of business include mortgage warehouse lending, franchise finance, correspondent banking, and mortgage. Additionally, Wholesale has a line of business focused on fixed income securities sales, trading, underwriting, and strategies for institutional clients in the U.S. and abroad, as well as loan sales, portfolio advisory services, and derivative sales.

CORPORATE
Quarterly, Unaudited

						4Q24 Change vs.						2024 vs 2023
	4Q24	3Q24	2Q24	1Q24	4Q23	3Q24		4Q23		2024	2023
						$	%	$	%			$/bp	%
Income Statement (millions)
Net interest income/(expense)	$(56)	$(57)	$(53)	$(61)	$(85)	$1	1%	$29	34%	$(226)	$(337)	$110	33%
Noninterest income	(75)	25	17	22	18	(100)	NM	(93)	NM	(11)	306	(317)	(104)
Total revenues	(131)	(32)	(35)	(39)	(68)	(99)	NM	(64)	(94)	(238)	(31)	(207)	NM
Noninterest expense	71	84	70	93	142	(13)	(16)	(71)	(50)	319	433	(114)	(26)
Pre-provision net revenue[3]	(202)	(116)	(106)	(132)	(210)	(86)	(74)	7	3	(556)	(464)	(92)	(20)
Provision for credit losses	(6)	—	(3)	(1)	(9)	(6)	NM	3	29	(10)	(15)	5	33
Income before income tax expense	(196)	(116)	(103)	(131)	(201)	(80)	(69)	5	2	(546)	(449)	(97)	(22)
Income tax expense (benefit)	(56)	(36)	(29)	(34)	(100)	(20)	(54)	44	44	(156)	(160)	5	3
Net income/(loss)	$(140)	$(80)	$(74)	$(97)	$(101)	$(61)	(76)%	$(40)	(40)%	$(391)	$(289)	$(102)	(35)%

Average Balance Sheet (billions)
Interest bearing assets	$11.0	$11.4	$11.0	$11.8	$12.4	$(0.5)	(4)%	$(1.4)	(12)%	$11.3	$12.8	$(1.5)	(12)%
Total assets	13.9	14.3	13.9	14.7	15.5	(0.5)	(3)	(1.6)	(11)	14.2	16.0	(1.8)	(11)%
Numbers may not foot to total due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.

Corporate segment: Consists primarily of corporate support functions including risk management, audit, accounting, finance, executive office, and corporate communications. Shared support services such as human resources, marketing, properties, technology, credit risk and bank operations are allocated to the activities of Commercial, Consumer & Wealth, Wholesale and Corporate. Additionally, the Corporate segment includes centralized management of capital and funding to support the business activities of the company including management of balance sheet funding, liquidity, and capital management and allocation. The Corporate segment also includes the revenue and expense associated with run-off businesses such as pre-2009 mortgage banking elements, run-off consumer and trust preferred loan portfolios, and other exited businesses.

FOOTNOTES
1 Taxable equivalent interest income and interest expense are non-GAAP measures and reconcile to net interest income (GAAP) in the table.
2 Occupancy and Equipment expense includes Computer Software Expense.
3 Pre-provision net revenue is a non-GAAP measure and is reconciled to income before income taxes (GAAP) in the table.
4 Represents a non-GAAP measure and is reconciled to the nearest GAAP measure in the non-GAAP to GAAP reconciliations beginning on page 22.
5 Credit card and other includes $174 million of commercial credit card balances at December 31, 2024.
6 Net interest margin is computed using total NII adjusted for FTE assuming a statutory federal income tax rate of 21 percent, and, where applicable state taxes.
7 Segment equity is allocated based on an internal allocation methodology.
8 Share count was impacted by the repurchase of 11 million shares during 1Q24, 14 million shares during 2Q24, 5 million shares in 3Q24, and 8 million shares in 4Q24.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

($s in millions, except per share data)	4Q24	3Q24	2Q24	1Q24	4Q23	2024	2023

Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$9,111	$9,316	$8,955	$9,173	$9,291	$9,111	$9,291
Less: Noncontrolling interest (a)	295	295	295	295	295	295	295
Less: Preferred stock (a)	426	426	426	520	520	426	520
(B) Total common equity	$8,389	$8,595	$8,234	$8,358	$8,476	$8,389	$8,476
Less: Intangible assets (GAAP) (b)	1,653	1,663	1,674	1,685	1,696	1,653	1,696
(C) Tangible common equity (Non-GAAP)	$6,737	$6,931	$6,560	$6,673	$6,779	$6,737	$6,779

Tangible Assets (Non-GAAP)
(D) Total assets (GAAP)	$82,152	$82,635	$82,230	$81,799	$81,661	$82,152	$81,661
Less: Intangible assets (GAAP) (b)	1,653	1,663	1,674	1,685	1,696	1,653	1,696
(E) Tangible assets (Non-GAAP)	$80,499	$80,971	$80,556	$80,114	$79,965	$80,499	$79,965

Period-end Shares Outstanding
(F) Period-end shares outstanding	524	532	537	549	559	524	559

Ratios
(A)/(D) Total equity to total assets (GAAP)	11.09%	11.27%	10.89%	11.21%	11.38%	11.09%	11.38%
(C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	8.37%	8.56%	8.14%	8.33%	8.48%	8.37%	8.48%
(B)/(F) Book value per common share (GAAP)	$16.00	$16.15	$15.34	$15.23	$15.17	$16.00	$15.17
(C)/(F) Tangible book value per common share (Non-GAAP)	$12.85	$13.02	$12.22	$12.16	$12.13	$12.85	$12.13
(a)     Included in Total equity on the Consolidated Balance Sheet.
(b)     Includes goodwill and other intangible assets, net of amortization.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

($s in millions, except per share data)		4Q24	3Q24	2Q24	1Q24	4Q23	2024	2023

Adjusted Diluted EPS
Net income available to common shareholders ("NIAC") (GAAP)	a	$158	$213	$184	$184	$175	$738	$865
Plus Total notable items (after-tax) (Non-GAAP) (a)		$71	$11	$11	$12	$3	105	(59)
Adjusted net income available to common shareholders (Non-GAAP)	b	$228	$224	$195	$196	$178	$843	$806

Diluted Shares (GAAP)[8]	c	534	538	547	558	561	544	562

Diluted EPS (GAAP)	a/c	$0.29	$0.40	$0.34	$0.33	$0.31	$1.36	$1.54
Adjusted diluted EPS (Non-GAAP)	b/c	$0.43	$0.42	$0.36	$0.35	$0.32	$1.55	$1.43

Adjusted Net Income ("NI") and Adjusted Return on Assets ("ROA")
Net Income ("NI") (GAAP)		$170	$223	$204	$197	$188	$794	$915
Plus Relevant notable items (after-tax) (Non-GAAP) (a)		$71	$11	$4	$12	$3	$97	(59)
Adjusted NI (Non-GAAP)		$240	$234	$208	$209	$191	$891	$856

NI (annualized) (GAAP)	d	$675	$889	$820	$791	$746	$794	$915
Adjusted NI (annualized) (Non-GAAP)	e	$956	$932	$836	$838	$757	$891	$856

Average assets (GAAP)	f	$81,950	$82,366	$81,721	$81,243	$82,313	$81,822	$81,683

ROA (GAAP)	d/f	0.82%	1.08%	1.00%	0.97%	0.91%	0.97%	1.12%
Adjusted ROA (Non-GAAP)	e/f	1.17%	1.13%	1.02%	1.03%	0.92%	1.09%	1.05%

Return on Average Common Equity ("ROCE")/ Return on Average Tangible Common Equity ("ROTCE")/ Adjusted ROTCE
Net income available to common shareholders ("NIAC") (annualized) (GAAP)	g	$627	$849	$739	$739	$695	$738	$865
Adjusted Net income available to common shareholders (annualized) (Non-GAAP)	h	$907	$892	$785	$787	$706	$843	$806

Average Common Equity (GAAP)	i	$8,494	$8,407	$8,228	$8,436	$8,090	$8,391	$7,852
Intangible Assets (GAAP) (b)		1,658	1,669	1,680	1,691	1,702	1,674	1,720
Average Tangible Common Equity (Non-GAAP)	j	$6,836	$6,738	$6,548	$6,745	$6,388	$6,717	$6,132
Equity Adjustment (Non-GAAP)		—	—	—	—	—	20	(68)
Adjusted Average Tangible Common Equity (Non-GAAP)	k	$6,836	$6,738	$6,548	$6,745	$6,388	$6,737	$6,064

ROCE (GAAP)	g/i	7.38%	10.10%	8.98%	8.76%	8.60%	8.80%	11.01%
ROTCE (Non-GAAP)	g/j	9.17%	12.60%	11.29%	10.95%	10.89%	10.99%	14.10%
Adjusted ROTCE (Non-GAAP)	h/k	13.27%	13.24%	11.99%	11.65%	11.05%	12.51%	13.28%
(a)     Adjusted for those notable items relevant to the amount being adjusted, as detailed on page 10.
(b)     Includes goodwill and other intangible assets, net of amortization.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

(In millions)		4Q24	3Q24	2Q24	1Q24	4Q23	2024	2023

Adjusted Noninterest Income as a % of Total Revenue
Noninterest income (GAAP)	l	$99	$200	$186	$194	$183	$679	$927
Plus notable items (pretax) (GAAP) (a)		91	—	—	—	(4)	91	(229)
Adjusted noninterest income (Non-GAAP)	m	$190	$200	$186	$194	$179	$771	$699

Revenue (GAAP)	n	$729	$828	$815	$819	$800	$3,190	$3,467
Taxable-equivalent adjustment		4	4	4	4	4	16	16
Revenue- Taxable-equivalent (Non-GAAP)		732	832	819	823	804	3,206	3,483
Plus notable items (pretax) (GAAP) (a)		91	—	—	—	(4)	91	(229)
Adjusted revenue (Non-GAAP)	o	$824	$832	$819	$823	$800	$3,297	$3,254

Securities gains/(losses) (GAAP)	p	$(91)	$1	$1	$—	$(5)	$(89)	$(4)

Noninterest income as a % of total revenue (GAAP)	(l-p)/ (n-p)	23.20%	24.06%	22.75%	23.72%	23.33%	23.44%	26.83%
Adjusted noninterest income as a % of total revenue (Non-GAAP)	m/o	23.10%	23.95%	22.64%	23.61%	22.32%	23.33%	21.43%

Adjusted Efficiency Ratio
Noninterest expense (GAAP)	q	$508	$511	$500	$515	$572	$2,035	$2,080
Plus notable items (pretax) (GAAP) (a)		(2)	(14)	(5)	(15)	(70)	(37)	(196)
Adjusted noninterest expense (Non-GAAP)	r	$506	$497	$495	$500	$502	$1,998	$1,884

Revenue (GAAP)	s	$729	$828	$815	$819	$800	$3,190	$3,467
Taxable-equivalent adjustment		4	4	4	4	4	16	16
Revenue- Taxable-equivalent (Non-GAAP)		732	832	819	823	804	3,206	3,483
Plus notable items (pretax) (GAAP) (a)		91	—	—	—	(4)	91	(229)
Adjusted revenue (Non-GAAP)	t	$824	$832	$819	$823	$800	$3,297	$3,254

Securities gains/(losses) (GAAP)	u	$(91)	$1	$1	$—	$(5)	$(89)	$(4)

Efficiency ratio (GAAP)	q/ (s-u)	61.98%	61.89%	61.44%	62.92%	71.14%	62.06%	59.91%
Adjusted efficiency ratio (Non-GAAP)	r/t	61.43%	59.86%	60.47%	60.78%	62.84%	60.64%	57.93%
(a)     Adjusted for those notable items relevant to the amount being adjusted, as detailed on page 10.
(b)     Includes goodwill and other intangible assets, net of amortization.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

($s in millions)

	Period-end				Average
	4Q24	3Q24	4Q24 vs. 3Q24		4Q24	3Q24	4Q24 vs. 3Q24
Loans excluding LMC
Total Loans (GAAP)	$62,565	$62,445	$120	—%	$62,418	$62,413	$5	—%
LMC (GAAP)	3,471	3,244	227	7%	3,283	2,875	408	14%
Total Loans excl. LMC (Non-GAAP)	59,095	59,201	(107)	—%	59,135	59,538	(403)	(1)%
Total Consumer (GAAP)	14,716	14,648	68	—%	14,709	14,654	55	—%
Total Commercial excl. LMC (Non-GAAP)	44,378	44,553	(175)	—%	44,426	44,883	(457)	(1)%
Total CRE (GAAP)	14,421	14,705	(284)	(2)%	14,601	14,684	(83)	(1)%
Total C&I excl. LMC (Non-GAAP)	$29,957	$29,848	$110	—%	$29,825	$30,199	(374)	(1)%
Numbers may not foot due to rounding.

									2024 vs. 2023
		4Q24	3Q24	2Q24	1Q24	4Q23	2024	2023
Allowance for credit losses to loans and leases and Allowance for credit losses to nonperforming loans and leases									$/bp
Allowance for loan and lease losses (GAAP)	A	$815	$823	$821	$787	$773	$815	$773	$42
Reserve for unfunded commitments (GAAP)		79	75	66	79	83	79	83	(4)
Allowance for credit losses (Non-GAAP)	B	$894	$897	$887	$865	$856	$894	$856	38

Loans and leases (GAAP)	C	$62,565	$62,445	$62,781	$61,753	$61,292	$62,565	$61,292	$1,274
Nonaccrual loans and leases (GAAP)	D	$602	$578	$574	$505	$462	$602	$462	$140

Allowance for loans and lease losses to loans and leases (GAAP)	A/C	1.30%	1.32%	1.31%	1.27%	1.26%	1.30%	1.26%	4
Allowance for credit losses to loans and leases (Non-GAAP)	B/C	1.43%	1.44%	1.41%	1.40%	1.40%	1.43%	1.40%	3

Allowance for loans and lease losses to nonperforming loans and leases (GAAP)	A/D	136%	142%	143%	156%	167%	136%	167%	(31,392)
Allowance for credit losses to nonperforming loans and leases (Non-GAAP)	B/D	149%	155%	155%	171%	185%	149%	185%	(36,281)
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

($s in millions)

	4Q24	3Q24	2Q24	1Q24	4Q23
Adjusted Pre-provision Net Revenue (PPNR)
Pre-tax income (GAAP)	$210	$281	$260	$254	$177
Plus notable items (pretax) (GAAP) (a)	94	14	5	15	67
Adjusted Pre-tax income (non-GAAP)	$304	$296	$265	$269	$244
Plus provision expense (GAAP)	10	35	55	50	50
Adjusted Pre-provision net revenue (PPNR) (non-GAAP)	$314	$331	$320	$319	$294
Taxable-equivalent adjustment	4	4	4	4	4
Pre-provision net revenue-Taxable-equivalent (Non-GAAP)	$318	$335	$324	$323	$298
(a)     Adjusted for those notable items relevant to the amount being adjusted, as detailed on page 10.
Numbers may not foot due to rounding.

	4Q24	3Q24	2Q24	1Q24	4Q23	2024	2023
Adjusted personnel expense excluding deferred compensation expense
Personnel expense (GAAP)	$276	$282	$279	$301	$279	$1,137	$1,100
Plus notable items (pretax) (GAAP) (a)	(2)	(1)	(1)	(5)	(2)	(9)	(52)
Adjusted personnel expense (non-GAAP)	$274	$281	$279	$295	$277	$1,129	$1,048
Less deferred compensation expense (GAAP)	1	6	3	9	7	20	17
Adjusted personnel expense excluding deferred compensation expense (non-GAAP)	$272	$275	$276	$286	$270	$1,109	$1,031
(a)     Adjusted for those notable items relevant to the amount being adjusted, as detailed on page 10.
Numbers may not foot due to rounding.

GLOSSARY OF TERMS
Common Equity Tier 1 Ratio: Ratio consisting of common equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, less disallowed portions of goodwill, other intangibles, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Fully Taxable Equivalent (“FTE”): Reflects the amount of tax-exempt income adjusted to a level that would yield the same after-tax income had that income been subject to taxation.

Tier 1 Capital Ratio: Ratio consisting of shareholders’ equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, plus qualifying portions of noncontrolling interests, less disallowed portions of goodwill, other intangible assets, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Key Ratios
Return on Average Assets: Ratio is annualized net income to average total assets.

Return on Average Common Equity: Ratio is annualized net income available to common shareholders to average common equity.

Return on Average Tangible Common Equity: Ratio is annualized net income available to common shareholders to average tangible common equity.

Noninterest Income as a Percentage of Total Revenue: Ratio is noninterest income excluding securities gains/(losses) to total revenue - taxable equivalent excluding securities gains/(losses).

Efficiency Ratio: Ratio is noninterest expense to total revenue - taxable equivalent excluding securities gains/(losses).

Leverage Ratio: Ratio is tier 1 capital to average assets for leverage.

Asset Quality - Consolidated Key Ratios
Nonperforming loans and leases ("NPL") %: Ratio is nonaccruing loans and leases in the loan portfolio to total period-end loans and leases.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans and leases.

Allowance / loans and leases: Ratio is allowance for loan and lease losses to total period-end loans and leases.

Allowance / Nonperforming loans and leases: Ratio is allowance for loan and lease losses to nonperforming loans and leases in the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan and lease losses to annualized net charge-offs.

Operating Segments
Commercial, Consumer, and Wealth segment: Offers financial products and services, including traditional lending and deposit taking, to commercial and consumer clients primarily in the southern U.S. and other selected markets. Commercial, Consumer & Wealth also consists of lines of business that deliver product offerings and services with niche industry knowledge including asset-based lending, commercial real estate, equipment finance/leasing, energy, international banking, healthcare, and trucking and transportation. Additionally, Commercial, Consumer & Wealth provides investment, wealth management, financial planning, trust and asset management services for consumer clients as well as delivering treasury management solutions, loan syndications, and corporate banking services.

Wholesale segment: Consists of lines of business that deliver product offerings and services with differentiated industry knowledge. Wholesale’s lines of business include mortgage warehouse lending, franchise finance, correspondent banking, and mortgage. Additionally, Wholesale has a line of business focused on fixed income securities sales, trading, underwriting, and strategies for institutional clients in the U.S. and abroad, as well as loan sales, portfolio advisory services, and derivative sales.

Corporate segment: Consists primarily of corporate support functions including risk management, audit, accounting, finance, executive office, and corporate communications. Shared support services such as human resources, marketing, properties, technology, credit risk and bank operations are allocated to the activities of Commercial, Consumer & Wealth, Wholesale and Corporate. Additionally, the Corporate segment includes centralized management of capital and funding to support the business activities of the company including management of balance sheet funding, liquidity, and capital management and allocation. The Corporate segment also includes the revenue and expense associated with run-off businesses such as pre-2009 mortgage banking elements, run-off consumer and trust preferred loan portfolios, and other exited businesses.